UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2012

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive

Houston, Texas 77042

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In March 2012, we issued, in a private placement, $5.8 billion of senior notes. The notes are guaranteed by Phillips 66 Company, a 100-percent-owned subsidiary of Phillips 66. In connection with the private placement, we and Phillips 66 Company entered into a Registration Rights Agreement with the initial purchasers of the notes pursuant to which we agreed, for the benefit of the holders of the notes, to use our commercially reasonable efforts to file with the SEC and cause to become effective a registration statement with respect to a registered offer to exchange each series of notes for new notes with terms substantially identical in all material respects to such series of notes (the “exchange offer”).

In anticipation of the exchange offer, and in accordance with Rule 3-10 of Regulation S-X, we are filing on this Form 8-K condensed consolidating financial information with separate columns for Phillips 66, Phillips 66 Company, and all other non-guarantor subsidiaries. The condensed consolidating financial information is included as a new Note 22 to the audited financial statements for the three-year period ended December 31, 2011. Other than this new financial statement note, the audited financial statements have not been updated or modified in any way from those filed in Amendment No. 3 to Phillips 66’s Form 10, and the financial statements do not reflect events occurring after the original filing date of April 5, 2012. Accordingly, this Form 8-K should be read in conjunction with Phillips 66’s SEC filings made subsequent to the filing of Amendment No. 3 to the Form 10, including any amendments to those filings.

The updated audited financial statements are included as Exhibit 99 to this Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

23	— Consent of Independent Registered Public Accounting Firm.

99	— Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS 66

/s/ C. Doug Johnson
C. Doug Johnson Vice President and Controller

November 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

23	Consent of Independent Registered Public Accounting Firm.

99	Financial Statements.

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